                                                                    EXHIBIT 99.8

                           SIGHT RESOURCE CORPORATION
                           Consolidated Balance Sheet
                                 (In thousands)
                                   (unaudited)
                                    ---------



                                                                      As of
                                                                 une 30, 2005
ASSETS                                                            (unaudited)
Current Assets:
Cash and Cash Equivalents                                              $5,929
Accounts Receivable, Net of Allowance                                       1
Inventories                                                                 0
Prepaid Expenses and Other Current Assets                                 149

Total Current Assets                                                    6,080
                                                                        -----

Property and Equipment, net                                                 0
Other Assets:
Intangible Assets, net                                                     na


          Total assets                                                 $6,080
                                                                       ======

LIABILITIES
Post Petition Liabilities:
Accounts Payable                                                          100
Wages & Salaries                                                            0
Taxes                                                                       0

Total Post Petition Liabilities                                           100

Secured Liabilities                                                         0

Pre Petition Liabilities:
Taxes & Other Priority Liabilities                                        839
Unsecured Liabilities                                                   8,137

Total Pre Petition Liabilities                                          8,975
                                                                        -----

Total Liabilities                                                       9,076
                                                                        -----

Paid-in capital                                                        51,067
Accumulated deficit Pre Petition                                      (58,437)
Retained Earnings Post Petition                                         4,374

Total stockholders' equity                                             (2,996)
                                                                        ------

          Total Liabilities & Equity                                     $6080
                                                                        ======


See accompanying notes to consolidated financial statements

                           SIGHT RESOURCE CORPORATION
                      Consolidated Statement of Operations
                                 (In thousands)
                                   (unaudited)
                                    ---------


                                                                        June 2005              Filing to Date
                                                                             ----              --------------
                                                                        June 1st-30th   June 24, 2004 thru June 30, 2005
                                                                             --------   --------------------------------


Net revenue                                                                   $0               $13,836

Cost of revenue                                                                0                 3,776
                                                                                                 -----

Gross profit                                                                   0                10,059

Selling, general and administrative expenses                                  19                 9,953
                                                                                                 -----

Income/(Loss) from operations                                                (19)                  106

Non-operating Income/(Expenses)                                              (22)                 4323
                                                                              --                  ----

Net Profit/(Loss)                                                            (43)                 4429
                                                                              --                  ----





See accompanying notes to consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS

(1) On June 24, 2004 (the "Chapter 11 Bankruptcy Filing Date"), Sight Resource Corporation (the "Company") and its subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. No trustee has been appointed, and the Company and its subsidiaries continue to manage their business as debtors in possession.

(2) The accompanying statements are unaudited, have been prepared to comply with filing requirements of the Office of the United States Trustee, and do not conform to generally accepted accounting principles. The last audit of the Company's financial statements was completed as of and for the period ended December 29, 2001.

(3) The accompanying financial statements have been prepared on a basis reflecting the write off, as of a date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets. Except for the write off of goodwill and other intangible assets, the financial statements have been prepared on a "going concern" basis and do not reflect any reductions in the carrying value of assets or other adjustments that may be appropriate for financial statements prepared on a liquidation basis.

(4) The liabilities reflected in the accompanying financial statements do not include claims of lessors in respect of store leases rejected by the Company during the bankruptcy process. Such claims will be substantial. There may also be other claims filed by creditors against the Company in the Chapter 11 proceedings that are not reflected as liabilities in the accompanying financial statements.

(5) The Accumulated Deficit Pre-Petition has been calculated on the basis of unaudited operating results since December 29, 2001 (that being the date of the last audit of the Company's financial statements) and reflecting the write off, as of the date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets.

(6) Non-Operating Expenses are net of interest income and include professional fees, U.S. Trustee fees, and personnel retention bonuses.

(7) Non-Operating Income includes gain from the sale of substantially all of the assets of the Company's subsidiaries, Cambridge Eye Associates, Inc. and Douglas Vision World, to Davis Vision, Inc. on April 29, 2005 for cash consideration in the amount of $6,500,000, plus assumption of certain liabilities. With the sale of those businesses, the Company has no remaining operations.